Exhibit 10.23

STERLING ULTIMATE PARENT CORP.

LOAN FORGIVENESS AGREEMENT

THIS LOAN FORGIVENESS AGREEMENT (the “Agreement”) is entered into as of [______], 2021, by and among Sterling Ultimate Parent Corp. (the “Company”) and the individual set forth on the signature page hereto (the Employee”).

WHEREAS, the Company previously extended a loan to the Employee in the principal amount set forth on the signature page hereto, pursuant to the terms and conditions of that certain Promissory Note, dated December 1, 2020 (the “Note”) and, as security for the performance of the Employee’s obligations thereunder, the Employee contemporaneously entered into that certain Share Pledge Agreement, dated as of December 1, 2020 (the “Pledge Agreement” and, together with the Note, the “Loan Documents”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note or, if not defined therein, in the Pledge Agreement;

WHEREAS, pursuant to Section 1.2(c) of the Note, the Principal Amount, together with all accrued and unpaid interest thereon, shall be forgiven upon the earlier to occur of (A) a Change in Control and (B) the first public filing of a registration statement with the SEC in connection with an initial Public Offering by the Company or any of its subsidiaries or any of their respective successors, in either case of (A) or (B), that occurs prior to a Termination Event;

WHEREAS, the Company expects to file its first public filing of a registration statement with the SEC in connection with an initial Public Offering by the Company [on or about [DATE], 2021]] and has determined to forgive the Principal Amount, together with all accrued but unpaid interest thereon, (the “Outstanding Indebtedness”), effective as of the date hereof, which date, for the avoidance of doubt, is prior to the public filing of such registration statement, in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby agreed and acknowledged, the parties hereto agree as follows:

1. Cancellation of Note and Pledge Agreement. Effective as of the date hereof, the Note and Pledge Agreement are hereby terminated, cancelled, and of no further force and effect and the Outstanding Indebtedness and other obligations of the Employee under the Note shall be deemed forgiven, discharged, terminated, and released (the “Note Cancellation”). In accordance with Section 1.3 of the Pledge Agreement, the Company shall mark the Note “Paid” and shall deliver the Note to the Employee concurrently with the execution of this Agreement.

2. Withholding Tax Obligations; Accelerated Bonus Payment.

(a) The parties hereto agree and acknowledge that the Note Cancellation constitutes a compensatory transaction and the amount of the Outstanding Indebtedness forgiven shall be treated as imputed income to the Employee subject to withholding and other employment taxes imposed by applicable law.

(b) On the date hereof, the Company shall make a payment to the Employee (or, in its sole discretion, directly to the applicable taxing authorities on behalf of the Employee) in an amount equal to [__]% of the Employee’s target bonus for 2021, to assist the Employee in the satisfaction of the Employee’s withholding tax obligations in respect of the Note Cancellation (the “Accelerated Bonus Payment”). The Employee acknowledges and agrees that (i) the Accelerated Bonus Payment represents an acceleration of a portion of the 2021 annual bonus, if any, to which the Employee is or may become entitled and (ii) to the extent the Accelerated Bonus Payment is not sufficient for the Employee to fully satisfy his withholding obligations with respect to the Note Cancellation and the Accelerated Bonus Payment, the Employee shall within one (1) business day from the date hereof, pay to the Company, in cash, an amount equal to any shortfall. The Company acknowledges and agrees that the Accelerated Bonus Payment shall be deemed to have been earned as of the date hereof and that there shall be no obligation by the Employee to repay any portion of the Accelerated Bonus Payment under any circumstance.

(c) The Employee shall be solely responsible for the payment of all taxes imposed on the Employee relating to the Note Cancellation and the Accelerated Bonus Payment.

3. Waivers; Amendments. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing executed by the parties hereto. No failure on the part of the Company to exercise, and no delay in exercising, any right, power or remedy under this Agreement, shall operate as a waiver of any right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy by the Company preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

4. Binding Effect, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns and nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement. The rights and obligations of this Agreement may not be assigned in whole or in part by the parties hereto.

5. Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to any conflict of laws rules or principles that would cause the application of the laws of any other jurisdiction). The chancery courts of the State of Delaware and the United State of America, in each case, located in the County of New Castle shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with this Agreement.

6. Counterparts. This Agreement may be executed via electronic transmission (e.g., “.pdf”) and in multiple counterparts, all of which together will constitute a single instrument.

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior representations, agreement, and understandings (both written and oral), between the parties hereto with respect to the subject matter hereof.

8. Section 409A. The payments described in this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (“Section 409A”) and this Agreement shall be interpreted to be exempt therefrom or, to the extent not exempt, in compliance therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date set forth above.

COMPANY

STERLING ULTIMATE PARENT CORP.

By:
Name:
Title:

[SIGNATURE PAGE TO LOAN FORGIVENESS AGREEMENT]

EMPLOYEE

Name:

Principal Amount on Note: $[___]

[SIGNATURE PAGE TO LOAN FORGIVENESS AGREEMENT]